Exhibit 99.1

                 SureWest Reports Second Quarter 2005 Results;
              Company Records Another Quarter of Net Income Growth


    ROSEVILLE, Calif.--(BUSINESS WIRE)--Aug. 8, 2005--Leading independent telecommunications holding company SureWest Communications (Nasdaq:SURW) announced operating results today for the quarter ended June 30, 2005. Highlights from the most recent quarter, with comparisons to the second quarter of 2004 include:

    --  Net income of $2.1 million, up 38%; Income from operations up
        30%

    -- Broadband revenues of $12.1 million, up $2.4 million; EBITDA up $2.5 million

    --  Wireless revenues of $8.5 million, up $0.9 million; EBITDA up
        $0.8 million

    --  Consolidated revenues of $55.1 million; EBITDA up $2.9 million

    Consolidated revenues increased to $55.1 million in the quarter, representing a 6% increase over the second quarter of 2004. Operating expenses, exclusive of depreciation and amortization, were substantially similar for both the quarter and six months ended June 30, 2005 compared to the prior year periods, in large part due to the benefits of the Company's cost-cutting initiatives. Depreciation expense increased because of ongoing investment in new facilities, primarily the continued build-out of the fiber network.
    Income from operations for the second quarter rose 30%, to $4.9 million from $3.8 million in the second quarter of 2004. Operating earnings before interest, taxes, depreciation and amortization (defined as Operating EBITDA and reconciled to GAAP results in the accompanying tables) were $18.3 million in the second quarter of 2005, compared to $15.3 million in the second quarter of 2004, an increase of 19%. Operating EBITDA increased 18% for the six months ended June 30, 2005 compared to the same period in the prior year. Operating EBITDA gains are attributable to improved performance in both the Wireless and Broadband segments.
    Net income for the quarter totaled $2.1 million, or $0.15 per share, up from $1.6 million or $0.11 cents per share in the second quarter of 2004.
    "Our cost-cutting initiatives are yielding very positive results, as we anticipated, and SureWest is reporting another solid quarter for 2005," commented Brian Strom, President and Chief Executive Officer. "Our growth businesses continue to reach new milestones, with double-digit subscriber growth in the Wireless and Broadband segments and more than 80,000 marketable homes on our fiber network." Strom continued by saying, "The continued strong demand for our highly advanced InfinitAccess(TM) bundled services, coupled with on-going efforts to increase efficiencies and reduce costs, has allowed us to remain an industry leader as we continue to secure our competitive market position."

    Second Quarter Highlights

    -- Expense Control -- Cost-cutting initiatives continue to have a positive impact on financial results; the Company recorded a 6% increase in consolidated revenues over the second quarter of 2004 with essentially unchanged operating expenses, exclusive of depreciation and amortization, resulting in a 38% increase in net income. Total operating expenses decreased sequentially, resulting in a 155% increase in net income over the first quarter of 2005.

    -- Fiber Build-Out -- Marketable homes on the FTTP network surpassed another milestone, with more than 80,000 homes passed as of the end of the second quarter. Concurrently, capital expenditures declined sequentially, indicative of a focus on maximizing the benefits while controlling capital expenditures. FTTP penetration rate continues to stay above 22%.

    -- Labor Cost Reduction -- Labor-related expenses declined as a result of the Company's efforts to manage and grow its business with fewer employees. As of June 30, 2005, the number of regular and temporary employees decreased 9% over June 30, 2004 with an 11% reduction since the beginning of 2005. The ability to maintain a smaller workforce should benefit the Company's results of operations in future periods.

    Broadband Segment

    Continued focus on penetration within the FTTP network resulted in a 32% increase in subscribers over the same period last year, yielding a similar increase in revenue-generating units (RGUs) for the same period. DSL subscribers, which include in-territory data and video IPTV subscribers, increased 21% over the second quarter of 2004 while RGUs increased 26% as a result of the launch of IPTV in 2004.
    While Broadband segment revenues increased 25%, to $12.1 million from $9.7 million in the year earlier period, operating expenses, exclusive of depreciation and amortization, decreased by 1%, and total operating expenses increased only 9% over the second quarter of 2004. Operating EBITDA improved by 57% over the second quarter of 2004 and the segment net loss of $3.9 million for the quarter represents a 10% improvement over the year earlier period.

    Wireless Segment

    Despite fierce competition in the wireless market, subscribers increased by 10% in the second quarter of 2005 over the same period a year earlier, and contract subscribers as a percentage of total subscribers increased from 84% at the end of the second quarter of 2004 to 91% at the end of the current period. Controlling contract churn continues to be a top priority and the segment experienced a slight reduction in contract churn in the 2005 second quarter.
    Wireless segment second quarter revenues increased 12%, to $8.5 million from $7.6 million in 2004, due in part to an increase in feature revenues including voicemail and text and picture messaging. Total operating expenses increased by only 4%, resulting in an Operating EBITDA increase of almost $0.8 million in the second quarter. The quarterly net loss of $2.3 million represents a 15% improvement over the year earlier period.

    Telecom Segment

    The Telecom segment continued to experience anticipated access line losses, with a 3% decline in the second quarter of 2005 compared to the second quarter of 2004, while consolidated access lines remain constant as a result of stable growth in Broadband segment access lines. Long distance penetration increased by 16% as lines topped the 50,000 mark in the second quarter of 2005.
    Telecom segment revenues of $34.4 million were essentially flat compared to the year earlier period and include a change in estimate for a portion of National Exchange Carrier Association (NECA) Carrier Common Line (CCL) accounts receivable balances resulting in an increase to revenues of $0.8 million. The increase in total operating expenses of 2% included the recording of an asset impairment charge resulting from the sale of the Company's pay telephone assets.
    The increase in total operating expenses resulted primarily from increased long distance access expenses from the InfinitAccess(TM) bundling program and related increased minutes of use. Operating EBITDA remains strong at $20.6 million for the second quarter, and net income of $8.3 million represents a slight decline from the 2004 second quarter results of $8.6 million. Sequentially, Telecom segment revenues increased 3%, while Operating EBITDA and net income reflect increases of 14% and 17%, respectively.

    Balance Sheet Summary

    Consolidated capital expenditures of $17.8 million remained relatively flat in the second quarter of 2005 compared to the second quarter of 2004. Sequentially, capital expenditures decreased $1.3 million from the first quarter of 2005. While expectations for capital expenditures in 2005 remain in the $75 - 80 million range, the Company has intensified its efforts to focus on success-based capital projects, to be driven by customer demand, to ensure the most efficient use of capital. Cash and equivalents at June 30, 2005, were $7.8 million and long-term debt, excluding the current portion, totaled $89.1 million.
    SureWest paid $3.6 million in dividends in the second quarter of 2005, representing a quarterly payment of $0.25 per share.

    Conference Call and Webcast

    SureWest Communications will provide details about its results and business strategy on Tuesday, August 9, 2005 at 11:00 a.m. Eastern Time. A simultaneous live webcast of the call will be available at www.surw.com and will be archived shortly after the conclusion of the call for replay through the third quarter of 2005. Additionally, a telephone replay of the call will be available through Friday, August 12, 2005, by calling 1-888-286-8010 and entering passcode 12641336.

    About SureWest

    With 90 years in Northern California, SureWest and its family of companies together provide a wide variety of highly reliable advanced communications products and services. SureWest provides digital TV, fiber optics, PCS wireless, DSL, high-speed Internet access, data transport, local and long distance telephone service, and directories with the highest standards of customer care. For more information, visit the SureWest web site at www.surewest.com.

    Safe Harbor Statement

    Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.
    Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California in general, and in the Sacramento, California Metropolitan area in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation, the internal control issues identified by the Company, and unanticipated changes in the growth of the company's emerging businesses, including the wireless, Internet, video and Competitive Local Exchange Carrier operating entities.



                        SUREWEST COMMUNICATIONS
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
           (Amounts in thousands, except per share amounts)


                                            Quarter  Quarter
                                             Ended    Ended      %
                                            June 30, June 30,  Change
                                              2005     2004
                                            --------------------------
Operating Revenues:
  Local service                             $15,924  $16,699    -4.6%
  Network access service                     11,801   11,760     0.3%
  Directory advertising                       4,341    3,939    10.2%
  Long distance service                       1,399    1,336     4.7%
  Wireless service                            8,543    7,629    12.0%
  Internet service                            4,381    4,268     2.6%
  Residential broadband service               5,937    4,084    45.4%
  Business broadband service                  1,787    1,362    31.2%
  Other                                         974    1,038    -6.2%
                                            --------------------------
    Total operating revenues                 55,087   52,115     5.7%

Operating expenses:
  Cost of services and products
    (exclusive of depreciation and
     amortization)                           18,958   18,027     5.2%
  Customer operations and selling             8,771    8,470     3.6%
  General and administrative                  9,075   10,272   -11.7%
  Depreciation and amortization              13,386   11,575    15.6%
                                            --------------------------
    Total operating expenses                 50,190   48,344     3.8%
                                            --------------------------
Income from operations                        4,897    3,771    29.9%

Other income (expense):
  Interest income                                92       44   109.1%
  Interest expense                           (1,422)  (1,073)   32.5%
  Other, net                                    (47)     (87)  -46.0%
                                            --------------------------
    Total other expense, net                 (1,377)  (1,116)   23.4%
                                            --------------------------
Income before income taxes                    3,520    2,655    32.6%
Income taxes                                  1,373    1,094    25.5%
                                            --------------------------
Net income                                   $2,147   $1,561    37.5%
                                            ==========================

Basic and diluted earnings per share          $0.15    $0.11    36.4%
                                            ==========================

Cash dividends per share                      $0.25    $0.25     0.0%
                                            ==========================

Shares of common stock used to calculate
  earnings per share:
    Basic                                    14,543   14,530     0.1%
                                            ==========================
    Diluted                                  14,643   14,576     0.5%
                                            ==========================


                        SUREWEST COMMUNICATIONS
            YTD CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
           (Amounts in thousands, except per share amounts)

                                              Six      Six
                                             Months   Months
                                             Ended    Ended      %
                                            June 30, June 30,  Change
                                              2005     2004
                                            --------------------------
Operating Revenues:
  Local service                              $31,961  $33,833   -5.5%
  Network access service                      22,434   23,370   -4.0%
  Directory advertising                        8,636    8,041    7.4%
  Long distance service                        2,896    2,553   13.4%
  Wireless service                            16,932   15,049   12.5%
  Internet service                             8,693    8,419    3.3%
  Residential broadband service               11,534    7,637   51.0%
  Business broadband service                   3,474    2,632   32.0%
  Other                                        1,983    2,169   -8.6%
                                            --------------------------
    Total operating revenues                 108,543  103,703    4.7%

Operating expenses:
  Cost of services and products
    (exclusive of depreciation and
     amortization)                            38,890   36,638    6.1%
  Customer operations and selling             17,447   17,108    2.0%
  General and administrative                  18,641   21,559  -13.5%
  Depreciation and amortization               26,099   22,869   14.1%
                                            --------------------------
    Total operating expenses                 101,077   98,174    3.0%
                                            --------------------------
Income from operations                         7,466    5,529   35.0%

Other income (expense):
  Interest income                                139      103   35.0%
  Interest expense                            (2,624)  (2,158)  21.6%
  Other, net                                     (79)    (158) -50.0%
                                            --------------------------
    Total other expense, net                  (2,564)  (2,213)  15.9%
                                            --------------------------
Income before income taxes                     4,902    3,316   47.8%
Income taxes                                   1,912    1,374   39.2%
                                            --------------------------
Net income                                    $2,990   $1,942   54.0%
                                            ==========================

Earnings per share:
  Basic                                        $0.21    $0.13   61.5%
                                            ==========================
  Diluted                                      $0.20    $0.13   53.8%
                                            ==========================

Cash dividends per share                       $0.50    $0.50    0.0%
                                            ==========================

Shares of common stock used to calculate
  earnings per share:
    Basic                                     14,543   14,530    0.1%
                                            ==========================
    Diluted                                   14,611   14,573    0.3%
                                            ==========================


                        SUREWEST COMMUNICATIONS
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (Unaudited)
                        (Amounts in thousands)


                                                     June    December
                                                      30,       31,
                                                     2005      2004
                                                   --------- ---------
ASSETS
  Current assets:
    Cash and cash equivalents                        $7,795   $18,119
    Accounts receivable, net                         21,837    20,155
    Inventories                                       5,990     5,578
    Deferred directory costs                          4,500     5,599
    Prepaid expenses                                  4,983     2,359
                                                   --------- ---------
      Total current assets                           45,105    51,810

  Property, plant and equipment, net                376,065   365,613

  Intangible and other assets:
    Wireless spectrum licenses, net                  13,566    13,566
    Goodwill                                          2,171     2,171
    Intangible asset relating to pension plans          802       802
    Intangible asset relating to favorable
      operating leases, net                             436       506
    Deferred charges and other assets                   718       714
                                                   --------- ---------
                                                     17,693    17,759
                                                   --------- ---------
                                                   $438,863  $435,182
                                                   ========= =========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Short-term borrowings                           $20,000   $10,000
    Current portion of long-term debt                 3,707     3,779
    Current portion of capital lease obligations         74       212
    Accounts payable                                  3,545     2,886
    Other accrued liabilities                        15,565    22,038
    Current portion of contractual shareable
     earnings obligations                             2,886     3,040
    Estimated shareable earnings obligations            418       396
    Advance billings and deferred revenues           10,229     9,883
    Accrued income taxes                              1,971     1,549
    Accrued pension benefits                          4,402     3,216
    Accrued compensation                              6,308     5,830
                                                   --------- ---------
      Total current liabilities                      69,105    62,829

    Long-term debt                                   89,091    89,091
    Long-term capital lease obligations                  28        52
    Long-term contractual shareable earnings
     obligations                                      5,074     6,202
    Deferred income taxes                            25,439    24,134
    Other liabilities and deferred revenues          12,377    11,537
    Commitments and contingencies

  Shareholders' equity:
    Common stock, without par value; 100,000
     shares authorized, 14,590 and 14,591
     shares issued and outstanding at
     June 30, 2005 and December 31, 2004,
     respectively                                   163,223   161,824
    Deferred stock-based compensation                (1,632)     (949)
    Accumulated other comprehensive loss             (2,126)   (2,126)
    Retained earnings                                78,284    82,588
                                                   --------- ---------
      Total shareholders' equity                    237,749   241,337
                                                   --------- ---------
                                                   $438,863  $435,182
                                                   ========= =========


             OPERATING EBITDA RECONCILIATION TO NET INCOME
                              (Unaudited)
                        (Amounts in thousands)

                                      Quarter Ended June 30, 2005
                                  Telecom  Broadband Wireless  Consol

Net income/(loss)                  $8,306   $(3,882) $(2,277)  $2,147

Add back : Income Taxes             5,673    (2,718)  (1,582)   1,373

Less : Other Income/(Expense)        (250)     (687)    (440)  (1,377)

Add back : Depreciation &
 Amortization                       6,363     3,997    3,026   13,386

                                  ------------------------------------

Operating EBITDA(1)               $20,592   $(1,916)   $(393) $18,283
                                  ====================================


                                      Quarter Ended June 30, 2004
                                  Telecom  Broadband Wireless  Consol

Net income/(loss)                  $8,567   $(4,318) $(2,688)  $1,561

Add back : Income Taxes             5,926    (2,963)  (1,869)   1,094

Less : Other Income/(Expense)         (99)     (566)    (451)  (1,116)

Add back : Depreciation &
 Amortization                       6,348     2,271    2,956   11,575

                                  ------------------------------------

Operating EBITDA(1)               $20,940   $(4,444) $(1,150) $15,346
                                  ====================================

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.


             OPERATING EBITDA RECONCILIATION TO NET INCOME
                              (Unaudited)
                        (Amounts in thousands)

                                     Six Months Ended June 30, 2005
                                  Telecom  Broadband Wireless  Consol

Net income/(loss)                 $15,379   $(7,983) $(4,406)  $2,990

Add back : Income Taxes            10,559    (5,587)  (3,060)   1,912

Less : Other Income/(Expense)        (373)   (1,331)    (860)  (2,564)

Add back : Depreciation &
 Amortization                      12,358     7,631    6,110   26,099

                                  ------------------------------------

Operating EBITDA(1)               $38,669   $(4,608)   $(496) $33,565
                                  ====================================


                                     Six Months Ended June 30, 2004
                                  Telecom  Broadband Wireless  Consol

Net income/(loss)                 $15,838   $(8,509) $(5,387)  $1,942

Add back : Income Taxes            10,959    (5,841)  (3,744)   1,374

Less : Other Income/(Expense)        (209)   (1,109)    (895)  (2,213)

Add back : Depreciation &
 Amortization                      12,527     4,289    6,053   22,869

                                  ------------------------------------

Operating EBITDA(1)               $39,533   $(8,952) $(2,183) $28,398
                                  ====================================

(1) Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.


                        SUREWEST COMMUNICATIONS
                      Selected Operating Metrics

                                          As of and for the
                                            quarter ended

                                           June 30,   June 30,   Pct
                                             2005       2004   Change
                                          ----------------------------
LINE SUMMARY
ILEC access lines                           130,202    134,274   -3.0%
Broadband access lines(1)                    15,784     11,467   37.6%
Total SureWest access lines                 145,986    145,741    0.2%

TELECOM
ILEC access lines                           130,202    134,274   -3.0%
ILEC voice-grade equivalents(2)             421,900    454,800   -7.2%
Long distance lines                          50,094     44,682   12.1%
Long distance penetration                      38.5%      33.3%  15.6%

BROADBAND
CLEC access lines                             2,160      1,633   32.3%
CLEC voice-grade equivalents(2)             230,100    146,100   57.5%
DSL subscribers                              25,775     21,385   20.5%
DSL ARPU                                     $48.94     $53.26   -8.1%
DSL revenue-generating units (RGUs)(3)       27,471     21,799   26.0%
  Video RGUs                                  1,914        500  282.8%
  Data RGUs                                  25,557     21,299   20.0%
FTTP subscribers                             18,057     13,714   31.7%
FTTP ARPU                                   $107.80    $102.30    5.4%
FTTP revenue-generating units (RGUs)(4)      42,255     32,101   31.6%
  Voice RGUs                                 13,624      9,834   38.5%
  Video RGUs                                 13,204     10,907   21.1%
  Data RGUs                                  15,427     11,361   35.8%
FTTP marketable homes                        80,832     56,100   44.1%
FTTP marketable homes penetration(5)           22.1%      24.3%  -9.1%
FTTP churn                                      1.3%       2.1% -38.1%

WIRELESS
Total subscribers                            53,361     48,531   10.0%
  Contract subscribers                       48,779     40,623   20.1%
POPs                                      3,532,000  3,477,000    1.6%
POPs covered                              2,759,000  2,711,000    1.8%
Net contract additions                        1,247      2,059  -39.4%
Net non-contract additions                     -773       -807   -4.2%
Contract churn(6)                              2.95%      3.04%  -3.0%
ARPU                                         $49.54     $48.60    1.9%

(1) The sum of CLEC access lines and FTTP voice RGUs.

(2) Voice-grade equivalents (VGEs) are calculated by dividing the capacity of all circuits in use by 64 kilobits (bandwidth representing a voice access line), excluding ethernet service and Broadband FTTP data RGUs. DSL VGEs are counted as two 64 kbps channels.

(3) Revenue-generating units (RGUs) are the sum of all primary digital video and high-speed data connections, excluding additional units. Telephony units are included in ILEC Access Lines.

(4) Revenue-generating units (RGUs) are the sum of all primary digital video, telephony and high-speed data connections, excluding additional units.

(5) FTTP marketable home penetration is calculated on residential marketable homes passed and residential FTTP subscribers. The total FTTP subscribers also includes 178 and 75 Small-Medium Enterprise customers in 2005 and 2004, respectively, which are not included in the penetration rate.

(6) Quarterly turnover in contract customers (total contract customer disconnects divided by sum of monthly average contract subscribers).

    CONTACT: SureWest Communications
             Karlyn Oberg, 916-786-1799
             k.oberg@surewest.com